Exhibit 10.1

WEC ENERGY GROUP PERFORMANCE UNIT PLAN
(amended and restated effective as of January 1, 2023)

1.Purpose. The Plan was established effective January 1, 2005 and is known as the "WEC Energy Group Performance Unit Plan" (the "Plan"). The purposes of the Plan are to enhance the long-term stockholder value of WEC Energy Group, Inc. (the "Company") by reinforcing the incentives of key executives to achieve long-term performance goals of the Company; to link a significant portion of executives' compensation to shareholder interests; to attract and motivate executives and to encourage their continued employment on a competitive basis. The purposes of the Plan are to be achieved by the grant of Performance Units.

Capitalized terms used in the Plan shall have the meanings set forth in Section 2 of this Plan, unless the context clearly indicates otherwise. The Plan was amended and restated effective as of October 11, 2007, January 1, 2010, January 1, 2015, January 1, 2016 and January 1, 2017. Effective January 1, 2023, the Plan is amended and restated to update the method for determining Plan benefits.

2.Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a)"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(b)"Board" shall mean the Board of Directors of the Company

(c)"Cause" shall mean (i) the willful and continued failure of the Employee to substantially perform the Employee's duties (other than a failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board, the Committee or an elected officer of the Company which specifically identifies the manner in which the Board, the Committee or the elected officer believes that the Employee has not substantially performed the Employee's duties, or (ii) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; however, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company.

(d)"Change in Control" shall be deemed to have occurred if the event set forth in any one of the following subparagraphs shall have occurred:

(i)    any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause [a] of paragraph (iii) below; or

(ii)    the following individuals cease for any reason to constitute a majority of the number of directors then serving individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than [a] a merger or consolidation immediately following which the directors of the Company immediately prior to such merger or consolidation continue to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or [b] a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

(iv)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement (or series of related agreements) for the sale or disposition by the Company of all or substantially all of the Company's assets, disregarding any sale or disposition to a company at least a majority of the directors of which were directors of the Company immediately prior to such sale or disposition; or

(v)    the Committee determines in its sole and absolute discretion that there has been a Change in Control of the Company.

(e)"Committee" shall mean the Compensation Committee of the Company's Board.

(f)"Company" shall mean WEC Energy Group, a Wisconsin corporation, and any successor to all or substantially all of the Company's assets or business. Prior to June 29, 2015, the Company was known as Wisconsin Energy Corporation.

(g)"Company Stock" shall mean WEC Energy Group, Inc. Common Stock. Prior to June 29, 2015, Company Stock was Wisconsin Energy Corporation Common Stock.

(h)"Disability" shall mean separation from the service of the Company or a subsidiary because of such illness or injury as renders the Employee unable to perform the material duties of the Employee's job.

(i)"Employee" shall mean an employee who has been selected to participate in the Plan by the Committee.

(j)"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(k)"Fair Market Value" shall mean:

(i)    for purposes of determining the amount payable pursuant to paragraph 5(c), the closing price for a share of Company Stock on the last day in the performance period on which the New York Stock Exchange (or such other exchange or over the counter on which Company Stock is listed) is open for active trading; and

(ii)    for purposes of determining the amount payable pursuant to paragraphs 5(d) and (e), the closing price for a share of Company Stock on the date the Performance Units become vested pursuant to such paragraph. If the New York Stock Exchange (or such other exchange or over the counter on which Company Stock is listed) is not open for active trading on such date, then the nearest date before such date on which the New York Stock Exchange (or such other exchange or over the counter on which Company Stock is listed) is open shall be used.

(l)"Good Reason" shall mean the existence of one or more of the following conditions arising without the consent of the Employee: (i) a material diminution in the Employee's base compensation; (ii) a material diminution in the Employee's authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the Employee is required to report; (iv) a material diminution in the budget over which the Employee retains authority; (v) a material change in the geographic location at which the Employee must perform services; or (vi) any other action or inaction that constitutes a material breach by the Company of any agreement under which the Employee provides services. Notwithstanding the foregoing, to constitute a Good Reason, the Employee must provide written notice of the existence of Good Reason to the Company within 90 days of the initial existence of the foregoing conditions. Upon receipt of such notice, the Company shall have 30 days in which to remedy the condition. If the Company timely and fully remedies the condition, the Employee shall not have the right to terminate employment for Good Reason based on such remedied condition. If the Company fails to timely and fully remedy the condition, the Employee may terminate employment for Good Reason.

(m)"Performance Measure(s)" shall mean the performance criterion or criteria that the Committee selects, in its sole discretion, to determine Performance Unit vesting, based on the attainment of specific levels of performance of the Company. The Performance Measure(s) may be different for each grant of Performance Units.

(n)"Performance Units" shall have the meaning set forth in Section 5(a) of the Plan.

(o)"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

(p)"Plan" shall mean the WEC Energy Group Performance Unit Plan including any amendments adopted hereto. Prior to January 1, 2016, the Plan was known as the Wisconsin Energy Corporation Performance Unit Plan.

(q)"Retirement" shall mean separation from the service of the Company or a subsidiary at or after age 60.

(r)"Short-Term Dividend Equivalents" shall have the meaning set forth in Section 5(b) of the Plan.

(s)"Unvested Performance Units" shall mean the number of Performance Units granted to a Participant at the Target 100% rate, plus any Short-Term Dividend Equivalents attributable to such Performance Units.

3.Administration. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors. Subject to the provisions of the Plan, the Committee shall have full and final authority to:

(a)designate the employees to whom Performance Units shall be granted;

(b)determine the number of Performance Units to be granted to each employee;

(c)select the Performance Measures applicable to each grant of Performance Units;

(d)impose such limitations, restrictions and conditions upon any such Performance Units as the Committee shall deem appropriate;

(e)waive in whole or in part any limitations, restrictions or conditions imposed upon any such Performance Units as the Committee shall deem appropriate; and

(f)interpret the provisions of the Plan, including, but not limited to, determining vesting percentages of Performance Units.

All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders and Employees.

4.Eligibility and Participation. Key employees of the Company and/or its subsidiaries are designated for participation in the Plan by the Committee. The Committee shall also designate the number of Performance Units to be granted to the Employee at the Target 100% rate.

5.Performance Units.

(a)Performance Unit Defined. A Performance Unit is a right to receive a cash payment from the Company that is based upon the value of shares of Company Stock and is contingent on the Company's achievement with respect to applicable Performance Measure(s) during a three-year performance period. The Committee may establish the three-year performance periods. The Performance Units granted under this Plan will be reflected in a book account maintained by the Company for each Employee until they have become vested or have been forfeited.

(b)Short-Term Dividend Equivalents The Company will increase the number of Unvested Performance Units as of any date that the Company declares a cash dividend on its shares of Common Stock by the amount of the "Short-Term Dividend Equivalents." Short-Term Dividend Equivalents shall be calculated by:

(i)    multiplying the number of Unvested Performance Units held by the Participant as of the date of record for the dividend; by

(ii)    the amount of the cash dividend payable by the Company on a share of Common Stock; and

(iii)    dividing the result by the closing price for a share of Company Stock on the payment date for the dividend.

Short-Term Dividend Equivalents shall be treated as additional Unvested Performance Units and shall be subject to the same vesting, forfeiture, payment, termination and other terms, conditions and restrictions as the original Performance Units to which they relate. Short-Term Dividend Equivalents shall also be treated as Unvested Performance Units for purposes of calculating future Short-Term Dividend Equivalents. Short-Term Dividend Equivalents shall not be granted with respect to any Performance Units which, as of the declaration date, have either been paid or terminated.

(c)Vesting Of Performance Units. The Performance Units are subject to forfeiture until they vest. The vesting percentage of an Employee's Unvested Performance Units shall be calculated as outlined below.

(i)    Performance Measure(s). The Employee's vesting percentage shall be determined based on achievement of the Performance Measure(s) in accordance with the following rules:

[a]    The Committee, in its sole discretion, will select one or more Performance Measure(s) to apply to a grant of Performance Units. The Committee will select the applicable Performance Measure(s) at the beginning of the three-year performance period. The Committee may determine achievement within a Performance Measure over the entire three-year performance period or on an annual basis. A Performance Measure may be based on any combination of Company, subsidiary or divisional standards. Performance Measures may have the same or different weightings in relation to Performance Unit vesting.

[b]    Achievement within a Performance Measure may be determined based on the Company’s rank with respect to the Performance Measure related to selected benchmark utilities with similar long-term strategies.

The calculation of the Employee's vesting percentage, if the Performance Measure requires comparison relative to a peer group, shall be subject to the following rules:

[i]    The Committee shall select the benchmark utilities at the beginning of the three-year performance period.

[ii]    The Committee may make appropriate changes to the percentile rank calculations to reflect events or circumstances outside the ordinary course of business affecting the Company or the benchmark utilities.

The Committee's determination regarding such changes shall be binding upon the Company and Employees.

[iii]    In the event that the Company's percentile rank is between established tiers, the vesting percentage shall be determined by interpolating the appropriate vesting percentage.

[c]    Achievement of or within a Performance Measure may also be determined by the Company reaching stated levels of performance such as, solely for example, the Company's stock attaining a certain price-to-earnings ratio as of the end of a calendar year.

[d]    A Performance Measure may trigger vesting based on achievement on a tiered basis (e.g., 10% for Target Level 1 and 20% for Target Level 2) or on an absolute basis (e.g., 10% vesting if Target X is achieved).

[e]    The Committee shall select the target(s) for the Performance Measure(s) and the potential impact on the vesting percentage based on achievement of the Performance Measure(s) relative to the selected target(s).

[f]    In no event shall an Employee's vesting percentage over the three-year performance period be less than zero or more than 200%.

[g]    The Committee may make appropriate changes to the calculations to reflect events or circumstances outside the ordinary course of business affecting the Company's performance. The Committee's determination regarding such changes shall be binding upon the Company and Employees.

(d)Special Vesting Of Performance Units. Unvested Performance Units shall become immediately vested upon the occurrence of any of the following events (the "Special Vesting Events"):

(i)    the termination of the Employee's employment with the Company or a subsidiary by reason of Disability or death, or

(ii)    the occurrence of a Change in Control of the Company while the Employee is employed by the Company or a subsidiary, provided, however, that effective for Performance Units awarded on or after January 1, 2015, Unvested Performance Units shall not become immediately vested unless, following a Change in Control, the Employee's employment with the Company, or any successor thereto, is terminated by the Company without Cause or by the Employee for Good Reason, in each case prior to completion of the three-year performance period.

(e)Prorated Vesting upon Retirement. A prorated number of the Unvested Performance Units shall become vested upon the termination of the Employee's employment with the Company or a subsidiary by reason of Retirement prior to the end of the three-year performance period. The number of Unvested Performance Units becoming vested shall be determined by multiplying the number of Unvested Performance Units by a fraction, with the numerator of the fraction being the number of completed calendar months between Employee's Retirement date and the beginning of the performance period and the denominator being thirty-six (36).

Therefore, if Employee retires on September 15 of the second year in the three-year performance period, the number of Unvested Performance Units becoming vested as a result of Employee's Retirement shall be equal to the number of Unvested Performance Units times 20/36.

(f)Forfeiture of Performance Units. Except as provided in paragraphs (d) and (e) above, any Unvested Performance Units are immediately forfeited upon the Employee's cessation of employment with the Company or a subsidiary prior to the completion of the three-year performance period.

(g)Settlement Of Performance Units. As soon as practicable after the Performance Units become vested pursuant to paragraph (c), (d) or (e) above, the Company shall pay to the Employee an amount in cash determined by multiplying (i) the number of Performance Units which have become vested (after application of the vesting schedules in paragraph (c), (d) or
(e) above), by (ii) the Fair Market Value of the Company Stock. For this purpose, the Fair Market Value of the Company Stock shall be determined as of the date the Performance Units become vested. In no event shall payment be made later than March 15 of the taxable year following the taxable year in which such Performance Units vest pursuant to paragraph (c), (d) or (e) above.

6.Shareholder Rights; Voting. An Employee shall not, by reason of any Performance Units granted hereunder, have any rights of a shareholder of the Company and shall have no voting rights with respect to any Performance Units.

7.Non-transferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

8.Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant dies before receiving any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and will be effective only when submitted to the Company during the Participant's lifetime. To the extent authorized by the Committee, the designation may be made electronically or set forth in some other media or format. In the absence of any such designation, or if the beneficiary predeceases the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's surviving spouse, if none, to the Participant's descendants by right of representation or, if none, to the Participant's next of kin determined pursuant to the laws of the state in which the Company's principal place of business is located as if the Participant had died unmarried and intestate. In the event of a Participant's divorce, any designation of the Participant's former spouse as a beneficiary shall be void unless after the divorce the Participant completes a new designation naming such former spouse as a beneficiary.

9.Adjustments. Notwithstanding any other provision herein, in the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Company Stock, such adjustment shall be made in the number of Performance Units granted to Employees as may be determined by the

Committee, in its sole discretion, to be appropriate and equitable to prevent dilution or enlargement of rights.

10.Tax Withholding. The Company shall have the right to deduct from any payment made under the Plan the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to the grant, vesting, payment or settlement of an award under this Plan, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

11.Governing Law. The law of the State of Wisconsin, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

12.Plan Amendment and Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Employees, provided that no amendment, modification or termination of the Plan may adversely affect in a material manner any right of any Employee with respect to any Performance Units theretofore granted without such Employee's written consent.

13.Acceptance of Performance Units. A participant must accept Performance Units granted under this Plan, including all terms and conditions of the Plan, in a time and manner as specified by the Company. To the extent authorized by the Committee, the acceptance may be made electronically or set forth in some other media or format.

14.Miscellaneous. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.Code Section 409A.

(a)General Compliance. The Plan is intended to qualify for an exclusion from, or satisfy the requirements governing the deferral of compensation under Section 409A of the Internal Revenue Code and any Treasury Regulations or other Internal Revenue Service guidance promulgated thereunder (collectively, the "409A Requirements"), as applicable. The Plan shall be interpreted and administered in a manner consistent with the 409A Requirements and all terms shall be interpreted to comply with the 409A Requirements. Notwithstanding any other Plan provision, payments provided under the Plan may only be made upon an event and in a manner that complies with the 409A Requirements or an applicable exemption.

(b)Specified Employees. Effective for Performance Units awarded on or after January 1, 2015, and notwithstanding any other provision of the Plan, if any payment or benefit provided to an Employee in connection with the Employee's termination of employment is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A and such Employee is determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six month anniversary of termination of employment or, if earlier, upon the Employee's death.